Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

PDI, Inc.
Parsippany, New Jersey
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of PDI, Inc. of our report dated March 5, 2015, relating to the consolidated financial statements and schedule of PDI, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Woodbridge, New Jersey
October 2, 2015